UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Reports In Vitro Data Supporting the Potential of Telomir-1 as a First-in-Class Epigenetic Therapy Influencing DNA Methylation Pathways in Cancer, Aging, and Age-Related Diseases

In vitro findings reveal Telomir-1’s dual action: targeting DNA methylation switches and cutting into the Wnt “fuel line” that drives cancer growth.

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO), a preclinical-stage biotechnology company developing therapies that target the root mechanisms of cancer, aging, and age-related diseases, today announced new in vitro results that expand understanding of its lead drug candidate, Telomir-1.

The studies, conducted by Eurofins Discovery, showed that Telomir-1 potently inhibits UTX (KDM6A), a histone demethylase that interacts closely with DNA methylation to control which genes are switched on or off. Abnormal UTX activity has been linked to silencing of tumor suppressors and inappropriate activation of disease-driving genes. This dysregulation is observed in cancer, autoimmune disease, aging, neurodegeneration, autism spectrum disorder, and metabolic dysfunction. By inhibiting UTX, Telomir-1 demonstrated the potential to reset faulty DNA methylation patterns and restore more normal gene regulation.

As previously reported, Telomir-1 also inhibited additional epigenetic enzymes — FBXL10, FBXL11, and JMJD3 — that are implicated in tumor progression, inflammation, metabolic dysfunction, and neurodevelopmental disorders. In prior prostate cancer studies in vivo, Telomir-1 reactivated silenced tumor suppressors STAT1 and TMS1 by reversing abnormal DNA methylation, providing functional evidence of its ability to reset gene programs that are often disabled in cancer.

Importantly, Telomir-1 showed no activity against GCN5L2 (KAT2A), a broad acetyltransferase enzyme whose inhibition has been associated with widespread toxicity. This selectivity may provide Telomir-1 with a cleaner safety margin compared to other epigenetic drugs.

The new in vitro data also showed that Telomir-1 had low-level inhibitory activity against Tankyrases (PARP5A and PARP5B). Tankyrases regulate the Wnt/β-catenin pathway, one of the body’s master growth-control circuits that cancers frequently hijack as a “fuel line” for unchecked proliferation and treatment resistance. Unlike potent Tankyrase inhibitors, which can shorten telomeres and pose systemic safety risks, Telomir-1’s modest activity may allow disruption of cancer’s fuel line without compromising telomere biology. Supporting this distinction, previously reported data from a validated Werner Syndrome accelerated-aging in vivo model showed that Telomir-1 significantly elongated telomeres beyond healthy levels while also reversing abnormal DNA methylation, restoring youthful gene regulation, and resetting the epigenetic clock.

Taken together, the results support Telomir-1’s emerging profile as a potential first-in-class epigenetic therapy with a dual mechanism of action:

1.	Resetting DNA methylation across several pathways that regulate gene expression.
2.	Modestly interfering with Wnt/Tankyrase signaling — the “fuel line” cancers rely on for growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: August 27, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer